UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report June 25, 2021

(Date of earliest event reported)

Enservco Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36335	84-0811316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14133 County Road 9½

Longmont, Colorado 80504

(Address of principal executive offices) (Zip Code)

(303) 333-3678

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.005 par value	ENSV	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

On June 25, 2021, Enservco Corporation (the “Company” or “Enservco”) held its 2021 Annual Meeting of Stockholders (“Annual Meeting”) at 2:00 p.m. Mountain Time at the Company’s headquarters. Due to the ongoing COVID-19 situation, the Annual Meeting was conducted primarily via conference call format in order to safeguard the health of Enservco stockholders and employees. Only stockholders of record as of the close of business on April 30, 2021 (the “Record Date”) were entitled to vote at the Annual Meeting. As of the Record Date, 11,432,726 shares of the Company’s common stock (“Common Stock”) were issued, outstanding and entitled to vote, of which 5,897,861 shares were represented, in person or by proxy, and constituted a quorum for purposes of the Annual Meeting. The results of the stockholder vote on each proposal brought before the meeting were as follows:

Proposal No. 1. Election of Directors. The stockholders elected three directors by a plurality of the votes, as follows:

Richard A. Murphy

		Broker
Votes For	Votes Against	Non-Votes
3,112,249	181,501	2,604,111

Robert S. Herlin

		Broker
Votes For	Votes Against	Non-Votes
3,131,366	162,384	2,604,111

Williams A. Jolly

		Broker
Votes For	Votes Against	Non-Votes
3,131,362	162,388	2,604,111

Proposal No. 2. With regard to Proposal No. 2, the reincorporation of the Company in Nevada (the “Reincorporation”), the Special Meeting was adjourned until July 23, 2021 at 10:00 am Mountain Time to allow the Company additional time to solicit votes. At the time of the adjournment, the preliminary votes were as follows:

			Broker
Votes For	Votes Against	Abstentions	Non-Votes
3,230,469	57,527	5,754	2,604,111

Please see Item 8.01 below, which is incorporated herein by reference, for a further discussion.

Proposal No. 3. The stockholders ratified the appointment of Plante & Moran, PLLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

Votes For	Votes Against	Abstentions
5,845,992	47,041	4,828

Proposal No. 4. The approval of a postponement or adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there were not sufficient votes in favor of the Reincorporation was approved based upon the following votes:

			Broker
Votes For	Votes Against	Abstentions	Non-Votes
3,201,708	82,219	9,823	2,604,111

No other items were presented for shareholder approval at the Annual Meeting.

A press release announcing the Annual Meeting results and adjournment is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 8.01	Other Events.

At the time of the Annual Meeting, there were insufficient votes to pass Proposal No. 2 (the Reincorporation), which would have required the affirmative vote of a majority of the outstanding shares of common stock of the Company (a higher standard to pass than the other proposals). Accordingly, voting took place on Proposal Nos. 1, 3 and 4 only, and the Annual Meeting was adjourned as to Proposal No. 2, to allow Enservco time to solicit additional votes. As announced at the Annual Meeting, the Annual Meeting will reconvene at 10:00 a.m. Mountain Time on July 23, 2021 at the Company’s headquarters and will be conducted primarily via conference call format. During the period of adjournment, the Company will continue to accept stockholder votes on Proposal No. 2 only.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description/Exhibit
99.1	Press Release dated June 28, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on June 30, 2021.

Enservco Corporation

By:	/s/ Richard A. Murphy
Richard A. Murphy, Executive Chair and CEO